UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 8, 2004

The Shaw Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Louisiana	1-12227	72-1106167
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4171 Essen Lane, Baton Rouge, LA		70809
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	225-932-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On October 8, 2004, The Shaw Group Inc. (the "Company") entered into Amendment No. 4 to Third Amended and Restated Credit Agreement by and among the Company, the Company’s subsidiaries which are signatories thereto, BNP Paribas, as a lender and administrative agent, and the following banks and financial institutions as lenders, Credit Suisse First Boston, Cayman Islands Branch, Harris Trust and Savings Bank, U.S. Bank National Association, Union Planters Bank, N.A., UBS AG Cayman Islands Branch, Southwest Bank of Texas, N.A., Merrill Lynch Capital Corporation, Regions Bank and Pacifica CDO III, Ltd.

Amendment No. 4 modifies certain definitions contained in the Third Amended and Restated Credit Agreement dated March 17, 2003, by and among the Company, as borrower; Credit Lyonnais New York Branch, as a lender, swing line lender, an issuer and agent; Credit Lyonnais Securities, as joint arranger and sole book runner; Credit Suisse First Boston, as joint arranger; Harris Trust and Savings Bank and BNP Paribas, as co-syndication agents; U.S. Bank National Association, as documentation agent; and the other and the other lenders signatory thereto (incorporated by reference to the designated Exhibit to the Company's Current Report on Form 8-K filed on March 19, 2003), as amended by Amendment No. 1 to Third Amended and Restated Credit Agreement dated as of May 16, 2003 (incorporated by reference to the designated Exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2003, as amended), as amended by Amendment No. 2 to Third Amended and Restated Credit Agreement dated October 17, 2003 (incorporated by reference to the designated Exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2003, as amended), as amended by Amendment No. 3 to Third Amended and Restated Credit Agreement dated January 30, 2004 (incorporated by reference to the designated Exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended February 29, 2004). Please see Amendment No. 4 to Third and Restated Credit Agreement attached hereto as Exhibit 9.01 for the full text of the changes.

Among other things, Amendment No. 4:

• amends the definition of EBITDA to increase EBITDA by divestiture and restructuring charges for the fiscal year ending August 31, 2005 in an amount not to exceed $12,000,000 in the aggregate;

• extends the period that the Borrower is required to maintain a Leverage Ratio of 3.5 to 1.0 until May 31, 2005;

• modifies the calculation of Fixed Charge Coverage Ratio to take into account the Net Cash Proceeds from the sale of any asset that would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Subsidiaries;

• reduces the amount of Capital Expenditures permitted to be made by the Borrower and its Subsidiaries during any one fiscal year by the Net Cash Proceeds from the sale of any asset that would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Subsidiaries; and

• modifies the definition of cash and cash equivalents for purposes of calculating working capital as of the end of each fiscal quarter.

Capitalized terms used in this Form 8-K but not otherwise defined in this Form 8-K shall have the meanings ascribed to them in Amendment No. 4. Please see Amendment No. 4 to Third and Restated Credit Agreement attached hereto as an exhibit for the full text of the changes.

The Company has used Credit Suisse First Boston and Merrill Lynch Capital Corporation as underwriters on various past offerings.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is filed as an Exhibit to this Current Report on Form 8-K.

10.25 Amendment No. 4 to Third Amended and Restated Credit Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Shaw Group Inc. (Registrant)

October 13, 2004	By:	Robert L. Belk

Name: Robert L. Belk
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

EX-10.25	Amendment No. 4 to Third Amended and Restated Credit Agreement